Sub-Item 77Q1(a)

          Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds, Inc. dated August 16, 2001, filed with Post-Effective Amendment No. 62 to INVESCO Stock Funds, Inc.'s Registration Statement on August 23, 2001 and incorporated herein by reference.